Exhibit 1.2

[Preferred Stock]

UNDERWRITING AGREEMENT

[Date]

To the Representatives

named in Schedule I

hereto of the Underwriters

named in Schedule II hereto

[Address]

Ladies and Gentlemen:

SONIC SOLUTIONS, a California corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”),                      shares (the “Initial Shares”) of the Company’s preferred stock, no par value (the “Preferred Stock”). [If convertible, add: which shall be convertible into shares of the Company’s common stock, no par value (the “Common Stock’) (as converted, the “Conversion Shares”)]. Such Initial Shares are to be sold to each Underwriter, acting severally and not jointly, in such amounts as are listed in Schedule II opposite the name of each Underwriter. [The Company also grants to the Underwriters, severally and not jointly, the option described in Section 2(c) to purchase up to              additional shares (the “Option Shares”; together with the Initial Shares, the “Shares”) of Preferred Stock to cover over-allotments.] The Preferred Stock is described more fully in each Final Prospectus, referred to below. If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives”, as used herein, each shall be deemed to refer to such firm or firms.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”) and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on such form (the file number of which is set forth in Schedule I hereto), which has become effective, for the registration under the Act of the Shares. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1) (x) and Rule 415(a)(4) under the Act and complies in all other material respects with the requirements of the Act and applicable rules promulgated thereunder. The Company proposes to file with the Commission pursuant to Rule 424 or Rule 434 under the Act a supplement to the form of prospectus included in such registration statement relating to the Shares and the plan of distribution thereof and has previously advised you of all further information

(financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Basic Prospectus”; and such supplemented form of prospectus, including any Final Prospectus in preliminary form, in the form in which it shall be filed with the Commission pursuant to Rule 424 or Rule 434 (including the Basic Prospectus as so supplemented) is hereinafter called the “Final Prospectus.” Any reference herein to the Registration Statement, the Basic Prospectus or any Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the date of this Agreement, or the issue date of the Basic Prospectus or any Final Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus or any Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus or any Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.

(b) Each Final Prospectus, if filed by electronic transmission pursuant the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) (except as may be permitted by Regulation S-T under the Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. As of the date hereof, when any Final Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 under the Act, when any supplement to or amendment of any Final Prospectus is filed with the Commission and at the Closing Date (as defined below), the Registration Statement, as amended as of any such time, and each Final Prospectus, as amended as of any such time, will comply in all material respects with the applicable provisions of the Act and the rules and regulations promulgated thereunder, and did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The documents which are incorporated by reference in any Final Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder, or the Exchange Act and the rules and regulations promulgated thereunder, as applicable, and did not, when such documents were so filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and any documents so filed and incorporated by reference subsequent to the effective date of the Registration Statement shall, when they are filed with the Commission, conform in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder, and the Exchange Act and the rules and regulations promulgated thereunder, as applicable. The Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Final Prospectus or, to the knowledge of the Company, instituted proceedings for that purpose.

(c) Each significant subsidiary of the Company (as defined by Rule 1-02(w) of Regulation S-X under the Act) is set forth on Schedule III attached hereto. Except as otherwise disclosed in the Registration Statement and any Final Prospectus, all the outstanding shares of capital stock of the Company and each subsidiary of the Company (each, a “Subsidiary” and collectively, the “Subsidiaries”), in all material respects, have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights.

(d) Each of the Company and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own, lease and operate its properties and engage in the business in which it is engaged or in which it proposes to engage as described in the Registration Statement and any Final Prospectus. The Company is duly registered and qualified to do business as a foreign corporation in good standing in each jurisdiction where the character, location, ownership or leasing of its properties (owned, leased or licensed) or the nature or conduct of its business requires such registration or qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a material adverse effect on or affecting the business, operations, assets, properties, condition (financial or other), shareholders’ equity, or results of operations of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”).

(e) There are no legal or governmental proceedings pending against the Company or any Subsidiary or, to the knowledge of the Company, threatened against any of them or to which the Company or any Subsidiary or to which any of the respective properties of the Company or any Subsidiary is subject which are not disclosed in the Registration Statement or any Final Prospectus or which, if adversely decided, would have a Material Adverse Effect or materially adversely affect the issuance of the Shares or the consummation of any of the transactions contemplated by this Agreement. There are no agreements, contracts, indentures, leases or other instruments of the Company or any Subsidiary that are material to the Company and the Subsidiaries, taken as a whole, which are not described in the Registration Statement or any Final Prospectus. Neither the Company nor any Subsidiary is involved in any strike, job action or labor dispute with any group of its employees which would reasonably be expected to have a Material Adverse Effect, and, to the knowledge of the Company, no such action or dispute is threatened.

(f) KPMG LLP, the accountants who have expressed their opinion with respect to the financial statements (including the related notes and supporting schedules) of the Company filed with the Commission as a part of the Registration Statement and any Final Prospectus, are, with respect to the Company and each of the Subsidiaries, independent public accountants as required by the Act and the Exchange Act.

(g) The financial statements of the Company, together with the related notes thereto, which are incorporated by reference into the Registration Statement and any Final Prospectus, present fairly the financial position and the results of operations, changes in shareholders’ equity and changes in cash flows of the Company as of the respective dates and for the respective periods specified therein, subject to the normal year-end adjustments which are not expected to be material in amount. All of such financial statements and related notes have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved and comply as to form in all material respects with the applicable accounting requirements included in Regulation S-X under the Act, except as may be expressly stated in the related notes thereto, as certified by KPMG LLP. [The supporting schedules, the “Summary Financial Data”, the “Selected Financial Data” and the tables included in the Registration Statement and any Final Prospectus fairly present the information purported to be shown thereby at the respective dates thereof and for the respective periods covered thereby and have been presented on a basis consistent with that of the audited financial statements therein. No other financial statements or supporting schedules are required by the Act or Regulation S-X to be included therein.]

(h) Subsequent to the respective dates as of which information is given in the Registration Statement or any Final Prospectus, there has not been (i) any loss or adverse change, or any development which could reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole, (ii) any transaction entered into by each of the Company and the Subsidiaries, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, incurred by each of the Company and the Subsidiaries which is material to each of the Company and the Subsidiaries taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement or any Final Prospectus, (iv) any change in the capital stock or outstanding indebtedness of the Company (other than through the exercise of outstanding options and warrants or the conversion of outstanding preferred stock), or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

(i) Neither the Company nor any Subsidiary owns any real property. Each of the Company and the Subsidiaries has good and marketable title to all personal property and assets described in the Registration Statement and any Final Prospectus as

being owned by it, free and clear of all liens, claims, security interests or other encumbrances, except such as are described in the Registration Statement or any Final Prospectus or could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. All the property described in the Registration Statement and any Final Prospectus as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases, with such exceptions as would not reasonably be expected to have a Material Adverse Effect and do not interfere with the use made and proposed to be made of such property by each of the Company and the Subsidiaries and except as the enforcement thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity, whether considered in a proceeding at law or in equity.

(j) The Company has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery of, and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company and this Agreement, has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement hereof may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally, (ii) general principles of equity, whether considered in a proceeding at law or in equity, and (iii) state or federal securities laws or policies relating to the non-enforceability of the indemnification provisions contained herein.

(k) Each of the Company and the Subsidiaries has such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their respective properties and to conduct their respective businesses in the manner described in the Registration Statement or any Final Prospectus, except to the extent that the failure to have such Permits could not reasonably be expected to have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed in all material respects all of its obligations with respect to the Permits, and, to the knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of such Permit, subject in each case to such qualification as may be set forth in the Registration Statement or any Final Prospectus and except to the extent that any such revocation or termination, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(l) None of the Company or any Subsidiary is (i) in violation of its articles of incorporation, as amended, or bylaws, as amended, or other organizational documents or of any law, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, except where any such violation or violations in the aggregate could not reasonably be expected to have a Material Adverse Effect, or (ii) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound, except as disclosed in the Registration Statement or any Final Prospectus or where any such default or defaults in the aggregate would not reasonably be expected to have a Material Adverse Effect.

(m) Each of the Company and the Subsidiaries owns, possesses, licenses or possesses adequate rights to use all patents, trademarks, trademark registrations, service marks, service mark registrations, tradenames, copyrights, licenses, inventions, trade secrets and rights described in the Registration Statement and any Final Prospectus as being owned by it or necessary for the conduct of its business, and that the Company has not received a claim to the contrary (a “Claim”) or any challenge (a “Challenge”) by any other person to the rights of each of the Company and the Subsidiaries with respect to the foregoing, except for such Claims and Challenges which could not reasonably be expected to have a Material Adverse Effect.

(n) Except as disclosed in the Registration Statement or any Final Prospectus, the Company and the Subsidiaries have filed all tax returns required to be filed (other than filings being contested in good faith), which returns are true and correct in all material respects, and neither of the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto (other than taxes being contested in good faith), except where the failure to file such returns and make such payments (whether or not being contested in good faith) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) None of the Company or the Subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or any Subsidiary is or has ever been a participant. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

(p) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions of the Subsidiaries are executed in accordance with management’s general or specific authorization, (ii) transactions are appropriately recorded to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(q) None of (i) the issuance, offer, sale or delivery of the Shares, (ii) the execution, delivery or performance of this Agreement by the Company, or (iii) the consummation by the Company of the transactions contemplated hereby (a) requires any consent, approval, registration, authorization or other order of, or registration or filing with (each, a “Consent”), any court, regulatory body, administrative agency or other governmental body, agency or official (except for compliance with the securities or Blue Sky laws of various states or the failure to obtain which could not reasonably be expected to have a Material Adverse Effect or materially adversely affect the consummation of the transactions contemplated hereby) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the articles of incorporation or bylaws, or other organizational documents, of the Company or any Subsidiary, (b) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any agreement, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound, except as disclosed in the Registration Statement or any Final Prospectus or any such conflicts, breaches or defaults that in the aggregate could not reasonably be expected to have a Material Adverse Effect, (c) violates or will violate any statute, law, regulation or judgment, injunction, order or decree applicable to the Company or any Subsidiary or any of their respective properties, or (d) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or assets is subject, other than as disclosed in the Registration Statement or any Final Prospectus or which could not in the aggregate be expected to have a Material Adverse Effect.

(r) The Company has duly and validly authorized the issuance and sale of the Shares and when delivered the Shares will constitute valid and binding obligations of the Company. The description of the Shares in the Registration Statement and any Final Prospectus is accurate in all material respects.

(s) [Alternative if Preferred Stock is convertible: The shares of Preferred Stock are duly authorized and, upon issuance in accordance with the terms of this Agreement, shall be (i) validly issued, fully paid and nonassessable, and (ii) free from all taxes, liens and charges with respect to the issuance thereof. Upon issuance or exercise in accordance with the terms of the Preferred Stock, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The stock certificates representing the Conversion Shares shall bear a restrictive legend, which legend shall be removed only if such Conversion Shares are registered for sale under the Securities Act.]

(t) The Company is not now, and as a result of the offer and sale of the Shares in the manner contemplated in this Agreement, the Registration Statement and any Final Prospectus and the application of the net proceeds of such sale as described in the section entitled “Use of Proceeds” of the Registration Statement and any Final Prospectus, will not be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(u) None of the Company, the Subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Shares to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the date hereof.

(v) None of the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D (“Regulation D”) under the Act) has directly, or through any agent taken any action designed to cause or to result in or that has constituted, or might reasonably be expected to cause or result in or constitute, under the Exchange Act, or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(w) The Company has not distributed and will not distribute prior to the later of (A) any additional Closing Date and (B) the completion of the distribution of the Shares by the Underwriters and dealers, any offering material (including, without limitation, content on its Website, if any, that may be deemed to be offering material) in connection with the offering and sale of the Shares other than the Basic Prospectus and each Final Prospectus.

(x) No holder of any security of the Company, which by reason of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby, has the right to request or demand registration of any security of the Company because of the transactions contemplated hereby.

(y) Except as disclosed in the Registration Statement or any Final Prospectus, subsequent to the date as of which such information is given in the Registration Statement or any Final Prospectus, neither the Company nor any Subsidiary has incurred any liability or obligation direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries, taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term or long-term debt of the Company or any Subsidiary.

(z) Neither the Company nor any Subsidiary has made any payment of funds or received or retained any funds in violation of any law, rule or regulation, which violation would be required to be disclosed in the Registration Statement or any Final Prospectus.

(aa) The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or listing.

(bb) The Company has timely and properly filed with the Commission all reports and other documents required to have been filed by it with the Commission pursuant to the Act and the rules and regulations promulgated thereunder, and the Exchange Act and the rules and regulations promulgated thereunder.

(cc) Except as described in the Registration Statement and any Final Prospectus, and except in connection with exercises of outstanding options and warrants, the Company has not sold or issued any shares of capital stock within the six month period preceding the date of any Final Prospectus, all of which sales and issuances were made in compliance with the Act and the Regulations and the rules and regulations promulgated thereunder.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective number of Initial Shares set forth opposite such Underwriter’s name in Schedule II hereto, except that, if Schedule I hereto provides for the sale of Initial Shares pursuant to delayed delivery arrangements, the respective amounts of Initial Shares to be purchased by the Underwriters shall be set forth in Schedule II hereto, less the respective amounts of Contract Securities determined as provided below. Shares to be purchased by the Underwriters are herein sometimes called the “Underwriters’ Securities” and Shares to be purchased pursuant to Delayed Delivery Contracts as hereinafter provided are herein called “Contract Securities.”

If so provided in Schedule I hereto, the Underwriters are authorized to solicit offers to purchase Initial Shares from the Company pursuant to delayed delivery contracts (“Delayed Delivery Contracts”), substantially in the form of Schedule IV hereto but with such changes therein as the Company may authorize or approve. The Underwriters will endeavor to make such arrangements and, as compensation therefor, the Company will pay to the Representatives, for the account of the Underwriters, on the Closing Date, the fee set forth on Schedule I hereto, of the Initial Shares for which Delayed Delivery Contracts are made. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The Company will make Delayed Delivery Contracts in all cases where sales of Contract Securities arranged by the Underwriters have been approved by the Company but, except as the Company may otherwise agree, each such Delayed Delivery Contract must be for not less than the minimum amount of Initial Shares set forth in Schedule I hereto and the aggregate amount of Contract Securities may not exceed the maximum aggregate amount set forth in Schedule I hereto. The Underwriters will not have any responsibility in respect of the validity or performance of Delayed Delivery Contracts. The amount of Initial Shares to be purchased by each Underwriter as set forth in Schedule II hereto shall be reduced by an amount which shall bear the same proportion to the total amount of Contract Securities as the amount of Initial Shares set forth opposite the name of such Underwriter bears to the aggregate amount set forth in Schedule II hereto, except to the extent that you determine that such reduction shall be otherwise than in such proportion and so advise the Company in writing; provided, however, that the total amount of Initial Shares to be purchased by all Underwriters shall be the aggregate amount set forth in Schedule II hereto, less the aggregate amount of Contract Securities.

(b) The initial public offering price and the purchase price of the Initial Shares shall be set forth in a separate written instrument (the “Pricing Agreement”) signed by the Representatives and the Company, the form of which is attached hereto as Schedule V. From and after the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to include the Pricing Agreement. The purchase price per share to be paid by the several Underwriters for the Initial Shares shall be an amount equal to the initial public offering price, less an amount per share to be determined by agreement among the Representatives and the Company.

(c) [In addition, on the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth herein, the Company grants an option to the Underwriters, severally and not jointly, to purchase up to an additional              Option Shares at the same price per share determined as provided above for the Initial Shares. The option hereby granted will expire 30 days after the date of the Pricing Agreement, and may be exercised, in whole or in part (but not more than once), only for the purpose of covering over-allotments upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option, and the time and date of payment and delivery thereof. Such time and date of Delivery (the “Date of Delivery”) shall be determined by the Representatives but shall not be later than seven full business days after the exercise of such option and not in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Shares, the Option Shares as to which the option is exercised shall be purchased by the Underwriters severally and not jointly, in proportion to, as nearly as practicable, their respective Initial Shares underwriting obligations as set forth on Schedule II.]

3. Delivery and Payment. Delivery of and payment for the Initial Shares shall be made on the date and at the time specified in the Pricing Agreement, which date and time may be postponed by agreement between the Representatives and the Company (such date and time of delivery and payment for the Initial Shares being herein called the “Closing Date”). Delivery of the Initial Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof in the manner set forth in Schedule I hereto. Unless otherwise agreed, certificates for the Initial Shares shall be in the form set forth in Schedule I hereto, and such certificates may be deposited with The Depository Trust Company (“DTC”) or a custodian for DTC and registered in the name of Cede & Co., as nominee for DTC.

[In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, delivery and payment for the Option Shares shall be made at the office specified for delivery of the Initial Shares in the Pricing Agreement, or at such other place as the Company and the Representatives shall determine, on the Date of Delivery as specified in the notice from the Representatives to the Company. Delivery of the Option Shares shall be made to the Representatives against payment by the Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company in the manner set forth in Schedule I hereto. Unless otherwise agreed, certificates for the Option Shares shall be in the form set forth in Schedule I hereto, and such certificates shall be registered in such names and in such denominations as the Representatives may request not less than three full business days in advance of the Date of Delivery.]

4. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or supplement (including any Final Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause each Final Prospectus to be filed with the Commission pursuant to Rule 424 or Rule 434 via EDGAR. The Company will advise the Representatives promptly (i) when each Final Prospectus shall have been filed with the Commission pursuant to Rule 424 or Rule 434, (ii) when any amendment to the Registration Statement relating to the Shares shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, except with respect to any such delivery requirement imposed upon an affiliate of the Company in connection with any secondary market sales, any event occurs as a result of which each Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules and regulations promulgated thereunder, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

(c) The Company will make generally available to its security holders and to the Representatives as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the regulations under the Act) covering a twelve month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in said Rule 158) of the Registration Statement.

(d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Final Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. The Company will pay the expenses of printing all documents relating to the offering.

(e) The Company will arrange for the qualification of the Shares for sale under the laws of such jurisdictions as the Representatives may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Shares and will arrange for the determination of the legality of the Shares for purchase by institutional investors; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process of any jurisdiction where it is not now so subject.

(f) [Insert if Preferred Stock is convertible: the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares.]

5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwriters’ Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and any Final Prospectus shall have been filed or mailed for filing with the Commission within the time period prescribed by the Commission.

(b) The Company shall have furnished to the Representatives the opinion of Morrison & Foerster LLP, counsel for the Company, dated the Closing Date, to the effect of paragraphs (i) through (xii) below:

(i) the Company is a duly organized and validly existing corporation in good standing under the laws of the State of California and has the corporate power and authority to own its properties and conduct its business as described in the Final Prospectus;

(ii) each of the Company and the Subsidiaries is qualified or licensed to do business as a foreign corporation in any jurisdiction in which such counsel has knowledge that each of the Company and the Subsidiaries is required to be so qualified or licensed, unless the failure to be so qualified or licensed would not have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole;

(iii) the authorized, issued and outstanding capital stock of the Company conform in all material respects to the description thereof contained in the Final Prospectus;

(iv) if the Shares are to be listed on the Nasdaq National Market, authorization therefor has been given, subject to official notice of issuance and evidence of satisfactory distribution, or the Company has filed a preliminary listing application and all required supporting documents with respect to the Shares with Nasdaq National Market and such counsel received no information stating that the Initial Shares will not be authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution;

(v) such counsel is without knowledge that (1) there is any pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, or (2) any franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit to the Registration Statement, is not so described or filed as required;

(vi) the Registration Statement has become effective under the Act; such counsel is without knowledge that any stop order suspending the effectiveness of the Registration Statement has been issued or any proceedings for that purpose have been instituted or threatened; and the Registration Statement, the Final Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules and regulations promulgated thereunder;

(vii) this Agreement, the Pricing Agreement and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company and each constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to limitations of (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally, (ii) general principles of equity, whether considered in a proceeding at law or in equity, and (iii) state or federal securities laws or policies relating to the non-enforceability of the indemnification provisions contained herein);

(viii) no consent, approval, authorization or order of any court or governmental agency or body is required on behalf of the Company for the consummation of the transactions contemplated herein or in any Delayed Delivery Contracts, except such as have been obtained under the Act and such as may be required under the blue sky or insurance laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

(ix) neither the issue and sale of the Shares, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of any Delayed Delivery Contracts will conflict with, result in a breach of, or constitute a default under (1) the articles of incorporation or bylaws of the Company or the Subsidiaries, (2) the terms of any agreement filed by the Company in any report under the Exchange Act in accordance with Item 601 of Regulation S-K and as set forth on Schedule IV attached hereto (each, a “Material Agreement”), or (3) any order or regulation known to such counsel to be applicable to the Company or the Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or the Subsidiaries unless the failure to comply with any such order or regulation would not have a Material Adverse Effect on the company and Subsidiaries taken as a whole;

(x) the Initial Shares, [any Option Shares as to which the option granted in Section 2 has been exercised] and the Date of Delivery determined by the Representatives to be the same as the Closing Date, have been duly authorized and, when paid for as contemplated herein, will be duly issued, fully paid and nonassessable; and the issuance of the Shares is not subject to preemptive rights;

(xi) all outstanding shares of the capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable, and the issuance of such shares was not subject to preemptive rights (except as may otherwise disclosed by the Company in the Registration Statement and any Final Prospectus); and

(xii) the Company is not, and after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act.

In rendering such opinion, but without opining in connection therewith, such counsel shall also state that, although it has not independently verified, is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, it has no reason to believe that the Registration Statement or any amendment thereof at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that the Final Prospectus, as amended or supplemented, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States, or the California General Corporate Law to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and the Subsidiaries and public officials.

(c) The Representatives shall have received from                     , counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Initial Shares, any Delayed Delivery Contracts, the Registration Statement, the Final Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the President and Chief Executive Officer or a Senior Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus and this Agreement and that to their knowledge:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) the Registration Statement is effective and no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or threatened; and

(iii) since the date of the most recent financial statements included in the Final Prospectus, there has been no material adverse change in the condition (financial or other), shareholders’ equity, results of operations, business operations, prospects, asset or properties of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Change”) whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

(e) At the Closing Date, KPMG LLP shall have furnished to the Representatives a letter or letters (which may refer to letters previously delivered to one or more of the Representatives), dated as of the Closing Date, in form and substance satisfactory to the Representatives, stating in effect that:

(i) They are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations promulgated thereunder.

(ii) In their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and included or incorporated by reference in the Registration Statement and Final Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the regulations thereunder with respect to registration statements on Form S-3 and the Exchange Act and the rules and regulations promulgated thereunder.

(iii) On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

(a) Reading the minutes of the meetings of the stockholders, the board of directors, executive committee and audit committee of the Company and the boards of directors and executive committees of the Subsidiaries as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

(b) Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 100, Interim Financial Information, on the unaudited condensed consolidated interim financial statements of the Company and the Subsidiaries on a consolidated basis included or incorporated by reference in the

Registration Statement and Final Prospectus and reading the unaudited interim financial data, if any, for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement and Final Prospectus to the date of the latest available interim financial data; and

(c) Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below;

nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

(1) the unaudited interim financial statements, included or incorporated by reference in the Registration Statement and Final Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the rules and regulations promulgated thereunder;

(2) any material modifications should be made to the unaudited interim financial statements, included or incorporated by reference in the Registration Statement and Final Prospectus, for them to be in conformity with generally accepted accounting principles;

(3) (i) at the date of the latest available interim financial data and at the specified date not more than five business days prior to the date of the delivery of such letter, there was any change in the capital stock or the long-term debt (other than scheduled repayments of such debt) or any decreases in shareholders’ equity of the Company and the Subsidiaries on a consolidated basis as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement and the Final Prospectus, or (ii) for the period from the date of the latest available financial data to a specified date not more than five business days prior to the delivery of such letter, there was any change in the capital stock or the long-term debt (other than scheduled repayments of such debt) or any decreases in shareholders’ equity of the Company and the Subsidiaries on a consolidated basis, except in all instances for changes or decreases which the Registration Statement and Final Prospectus discloses have occurred or may occur, or KPMG LLP shall state any specific changes or decreases.

(iv) The letter shall also state that KPMG LLP has carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Final Prospectus and which are specified by the Representatives and agreed to by KPMG LLP, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and the Subsidiaries identified in such letter.

In addition, at the time this Agreement is executed, KPMG LLP shall have furnished to the Representatives a letter or letters, dated the date of this Agreement, in form and substance satisfactory to the Representatives, to the effect set forth in this paragraph (e) and in Schedule I hereto.

(f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 5, or (ii) any change, or any development involving a prospective change, in or affecting the earnings, business or properties of the Company and the Subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Shares as contemplated by the Registration Statement and the Final Prospectus.

(g) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(h) The Company shall have accepted Delayed Delivery Contracts in any case where sales of Contract Securities arranged by the Underwriters have been approved by the Company.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

6. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the copying of this Agreement and the Pricing Agreement, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including capital duties, stamp duties and stock transfer taxes, if any, payable upon issuance of any of the Shares, the sale of the Shares to the Underwriters and the fees and expenses of the transfer agent for the Shares, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) the qualification of the Shares under state securities laws in accordance with the provisions of Section 4(e), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto and of any Final Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey, and (viii) the filing fees incident to, and the reasonable fees and expenses of counsel to the Underwriters in connection with, the National Association of Securities Dealers, Inc.’s review and approval (if any) of the Underwriters’ distribution of the Shares.

If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than pursuant to Section 9 or by reason of other default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

Notwithstanding anything to the contrary stated herein, it is understood by the parties that, except as provided in this Section 6 and Section 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

7. [Conditions to Purchase of Option Shares. In the event the Underwriters exercise the option granted in Section 2(c) hereof to purchase all or any portion of the Option Shares and the Date of Delivery determined by the Representatives pursuant to Section 2 is later than the Closing Date, the obligations of the several Underwriters to purchase and pay for the Option Shares that they shall have respectively agreed to purchase hereunder are subject to the accuracy of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and any required filing of the Final Prospectus pursuant to Rule 424(b) or Rule 434 under the Act shall have been made within the proper time period.

(b) At the Date of Delivery, the Representatives shall have received, each dated the Date of Delivery and relating to the Option Shares:

(i) the favorable opinion of Morrison & Foerster LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the same effect as the opinion required by Section 5(b);

(ii) the favorable opinion of                     , counsel for the Underwriters, to the same effect as the opinion required by Section 5(c);

(iii) a certificate, of President and Chief Executive Officer or Senior Vice President of the Company and of the principal financial or accounting officer of the Company with respect to the matters set forth in Section 5(d);

(iv) a letter from KPMG LLP, in form and substance satisfactory to the Underwriters, substantially the same in scope and substance as the letter furnished to the

Underwriters pursuant to Section 5(e) except that the “specified date” in the letter furnished pursuant to this Section 7(b)(iv) shall be a date not more than five days prior to the Date of Delivery;

(v) Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (b)(v) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the earnings, business or properties of the Company and the Subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Shares as contemplated by the Registration Statement and the Final Prospectus; and

(vi) such other information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Date of Delivery by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.]

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter each of officer and employee of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or arise out of or are based upon omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Final Prospectus, or any amendment or supplement thereof, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to the Basic Prospectus or any Final Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Shares which are the subject thereof if such person did not receive a copy of the Final Prospectus (or the Final Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Basic Prospectus was corrected in any Final Prospectus (or any Final Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally (and not jointly) agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the language on the cover page required by Item 509 of Regulation S-K and under the heading “Underwriting” or “Plan of Distribution” in any Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representatives, confirm that such statements are correct.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of subparagraph (a), representing the indemnified parties under subparagraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement of any action or claim effected without its prior written consent, which consent shall not be unreasonably withheld.

(d) To provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on the grounds of policy or otherwise, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the sum of such discount and the purchase price of the Shares specified in Schedule I hereto and the Company is responsible for the balance; provided, however, that (y) in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Shares) be responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act)

shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clause (y) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

9. Default by an Underwriter. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at the Closing Date, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six (36) hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six (36) hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company shall have the right to postpone such Closing Date for a period of not more than seven (7) days, in order to effect whatever changes may thereby be made necessary in the Registration Statement and/or the Final Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement and/or the Final Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-tenth of the aggregate number of all the Shares to be purchased at such Closing Date, then the Company shall have the right to require each non-defaulting Underwriter or Underwriters to purchase the number of Shares which such Underwriter or Underwriters agreed to purchase hereunder at such Closing Date and, in addition, to require each non-defaulting Underwriter or Underwriters to purchase its pro rata share (based on the number of Shares which such

Underwriter or Underwriters agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-tenth of the aggregate number of all the Shares to be purchased at such Closing Date, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriter or Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or Underwriters or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof, but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Shares, if prior to such time (i) trading in the Company’s securities on the Nasdaq National Market or otherwise, or in securities generally on the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been established on such exchange, (ii) a general banking moratorium shall have been declared by any federal, New York or California authorities, (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States or international political, financial or economic condition, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Shares, (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change, or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business or operations of the Company regardless of whether or not such loss shall have been insured.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Section 6 and 8 hereof and this Section 11 shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, at the address specified in Schedule I hereto, with a copy to: [                    ]; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Sonic Solutions, 101 Rowland Way, Suite 110, Novato, California 94945, Attn: Robert J. Doris, with a copy to: Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104, Attn: James R. Tanenbaum, Esq.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

SONIC SOLUTIONS

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

By: [Name of Representatives]

By:
Name:
Title:

For themselves and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated             , 200

Registration Statement No. 333-

Representatives:

Address of Representatives:

Title, Purchase Price and Description of Shares:

Title:

Purchase price (include type of funds, if applicable):              in federal (same day) funds or wire transfer to an account previously designated to the Representatives by the Company, or if agreed to by the Representatives and the Company, by certified or official bank check or checks.

Other provisions:

Closing Date, Time and Location:

Delayed Delivery Arrangements:

Fee:

Minimum amount of each contract:

Maximum aggregate amount of all contracts:

Additional items to be covered by the letter from KPMG LLP delivered pursuant to Section 5(e) at the time this Agreement is executed:

SCHEDULE II

Underwriters:

Principal Amount of Initial Shares to be Purchased:

SCHEDULE III

Subsidiaries

SCHEDULE IV

Material Agreements

SCHEDULE IV

Delayed Delivery Contract

[Date]

[Insert name and address

of lead Representative]

Dear Sirs:

The undersigned hereby agrees to purchase from Sonic Solutions (the “Company”), and the Company agrees to sell to the undersigned, on              , 200    , (the “Delivery Date”), shares of the Company’s Preferred Stock (the “Shares”) offered by the Company’s Final Prospectus dated              , 200    , receipt of a copy of which is hereby acknowledged, at a purchase price of     % of the principal amount thereof, plus accrued interest, if any, thereon from             , 200    , to the date of payment and delivery, and on the further terms and conditions set forth in this contract.

Payment for the Shares to be purchased by the undersigned shall be made on or before              A.M. on the Delivery Date to or upon the order of the Company in New York Clearing House (next day) funds, at your office or at such other place as shall be agreed between the Company and the undersigned upon delivery to the undersigned of the Shares in definitive fully registered form and in such authorized denominations and registered in such names as the undersigned may request by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date. If no request is received, the Shares will be registered in the name of the undersigned and issued in a denomination equal to the aggregate amount of Shares to be purchased by the undersigned on the Delivery Date.

The obligation of the undersigned to take delivery of and make payment for Shares on the Delivery Date, and the obligation of the Company to sell and deliver Shares on the Delivery Date, shall be subject to the conditions (and neither party shall incur any liability by reason of the failure thereof) that (1) the purchase of Shares to be made by the undersigned, which purchase the undersigned represents is not prohibited on the date hereof, shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject, and (2) the Company, on or before the Delivery Date, shall have sold to certain underwriters (the “Underwriters”) such amount of the Shares as is to be sold to them pursuant to the Underwriting Agreement referred to in the Final Prospectus mentioned above. Promptly after completion of such sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith. The obligation of the undersigned to take delivery of and make payment for the Shares, and the obligation of the Company to cause the Shares to be sold and delivered, shall not be affected by the failure of any purchaser to take delivery of and make payment for the Shares pursuant to other contracts similar to this contract.

This contract will inure to the benefit of and is binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

It is understood that acceptance of this contract and other similar contracts is in the Company’s sole discretion and, without limiting the foregoing, need not be on the first come, first served basis. If this contract is acceptable to the Company, it is required that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned, as of the date first above written, when such counterpart is so mailed or delivered.

This agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

Very truly yours,

(Name of Purchaser)

By:
(Signature and Title of Officer)

(Address)

Accepted:

SONIC SOLUTIONS

By:
(Authorized Signature)

SCHEDULE V

             Shares

SONIC SOLUTIONS

(a California corporation) Preferred Stock

PRICING AGREEMENT

[Date]

as Representative of the several Underwriters

Dear Sirs:

Reference is made to the Underwriting Agreement, dated                  ,          (the “Underwriting Agreement”), relating to the purchase by the several Underwriters named in Schedule I thereto, for whom you are acting as representatives (the “Representatives”), of the above shares of Preferred Stock (the “Initial Shares”), of Sonic Solutions (the “Company”).

We confirm that the Closing Date (as defined in Section 3 of the Underwriting Agreement) shall be at              A.M., New York City time, on                  , 200     at the offices of [Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104].

Pursuant to Section 2 of the Underwriting Agreement, the Company agrees with each Underwriter as follows:

1. The initial public offering price per share for the Initial Shares, determined as provided in said Section 2, shall be $            .             .

2. The purchase price per share for the Initial Shares to be paid by the several Underwriters shall be $        .    , being an amount equal to the initial public offering price set forth above less $        .     per share.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

SONIC SOLUTIONS

By:
Name:
Title:

CONFIRMED AND ACCEPTED:

As of the date first above written

By:

By:
Name:
Title:

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A